Exhibit 99.1

STAAR Surgical ICL Sales Up 67%;

Company Raises Outlook for 2018

MONROVIA, CA, August 1, 2018---STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye today reported financial results for the second quarter ended June 29, 2018.

Second Quarter 2018 Overview

•	Net Sales of $33.9 Million Up 55% from the Prior Year Quarter
•	ICL Sales Up 67% and Units Up 66% from the Prior Year Quarter
•	Other Sales Up 18% from the Prior Year Quarter
•	Gross Margin at 74.4% of Sales from 70.5% of Sales in the Prior Year Quarter
•	Earnings per Share of $0.04 versus a Loss per Share of ($0.02) in the Prior Year Quarter

•	Non-GAAP Earnings per Share of $0.09 versus a Loss per Share of ($0.01) in the Prior Year Quarter
•	Cash, Cash Equivalents and Restricted Cash of $21.4 Million at Quarter End.

“STAAR generated record quarterly sales of $33.9 Million, a 55% increase from prior year, driven by the continuing expansive growth of our EVO Visian ICL™ family of lenses,” said Caren Mason, President and CEO. “ICL unit growth highlights for the quarter included Japan up 131%, China up 127%, Canada up 64% and India up 61% with solid 30% unit growth in Germany and 20% growth from our European distributors. We continue to see a high level of momentum in our key international markets and therefore believe our second half sales growth may exceed 20% even taking into account our strong finish to 2017. In addition, we believe our full year fiscal 2018 sales growth may now exceed 25% compared with our prior target for sales growth closer to 20% over 2017, based on current market conditions.”

“Operating expense growth during the second quarter remained comfortably below our rate of sales growth resulting in positive leverage and earnings per share. For fiscal 2018 we now believe we can achieve at least breakeven GAAP net income as we balance prudent growth spending with targeted levels of profitability. We believe that the previously announced lifting of the 2014 Warning Letter in the U.S. is a positive step towards moving forward with the required regulatory approval processes for our Toric and EVO family of lenses in the United States,” concluded Ms. Mason.

Financial Overview – Q2 2018

Net sales were $33.9 million for the second quarter of 2018, up 55% compared to $21.9 million reported in the prior year quarter. The sales increase was driven by ICL revenue and unit growth of 67% and 66%, respectively and strong injector part sales.

Gross profit margin for the second quarter of 2018, was 74.4% compared to the prior year period of 70.5%. The improvement in gross margin resulted from lower unit costs and lower inventory provisions.

Operating expenses for the second quarter of 2018 were $22.2 million compared to the prior year quarter of $16.8 million. General and administrative expenses were $6.2 million compared to the prior year quarter of $4.7 million. The increase in general and administrative expenses was due to an increase in salary-related expenses including bonus and stock compensation as well as additional expense in finance and information systems and increased facility costs versus prior year. Marketing and selling expenses were $10.7 million compared to the prior year quarter of $7.3 million. The increase in marketing and selling expenses was due to increased investments in digital, consumer, and strategic marketing and commercial infrastructure. Research and development expenses were $5.3 million compared to the prior year quarter of $4.8 million. The increase in research and development expenses was due to an increase in Medical Affairs expense and initial clinical expenses associated with our clinical trial for the next generation ICL with EDOF optic, which is in the early stages.

Net income for the second quarter of 2018 was approximately $1.8 million or $0.04 per share compared with a net loss of $1.0 million or $0.02 per share for the prior year quarter. Adjusted Net Income for the second quarter of 2018 was $3.9 million or $0.09 per share, compared to an Adjusted Net Loss in the prior year quarter of $0.4 million or $0.01 per share. The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

Cash, cash equivalents and restricted cash at June 29, 2018 totaled $21.4 million, compared to $18.6 million at the end of the fourth quarter of 2017, and $20.9 at the end of the first quarter of 2018.

Conference Call

The Company will host a conference call and webcast today, Wednesday, August 1, 2018 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results and operational progress. To access the conference call (Conference ID 9764509), please dial 855-765-5684 for domestic participants and 262-912-6252 for international participants. The live webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

A taped replay of the conference call (Conference ID 9764509) will be available beginning approximately one hour after the call’s conclusion for seven days. This replay can be accessed by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers. An archived webcast will also be available at www.staar.com.

Use of Non-GAAP Financial Measures

This press release includes supplemental non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance. “Adjusted Net Income (Loss),” “Adjusted Net Income (Loss) Per Share” and “Non-GAAP Earnings per Share” exclude the following items that are included in “Net Income (Loss)” as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): gain or loss on foreign currency transactions, stock-based compensation expenses, and quality remediation expenses. Management believes that “Adjusted Net Income (Loss),” “Adjusted Net Income (Loss) Per Share” and “Non-GAAP Earnings per Share” are useful to investors in gauging the outcome of the key drivers of the business performance: the ability to increase sales revenue and our ability to increase profit margin by improving the mix of high value products while reducing the costs over which management has control. Management has excluded quality remediation expenses because their inclusion may mask underlying trends in our business performance.

Management has also excluded gains and losses on foreign currency transactions because of the significant fluctuations that can result from period to period as a result of market driven factors. Stock-based compensation expenses consist of expenses for stock options and restricted stock under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 718. In calculating Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share, STAAR excludes these expenses because they are non-cash expenses and because of the complexity and considerable judgment involved in calculating their values. In addition, these expenses tend to be driven by fluctuations in the price of our stock and not by the same factors that generally affect our other business expenses.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 30 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO Visian ICL™ product line. More than 800,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.discovericl.com. STAAR has approximately 400 full-time equivalent employees and markets lenses in over 75 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, including those relating to the plans, strategies, and objectives of management for future operations or prospects for achieving such plans, expectations for sales, revenue, earnings, marketing and clinical initiatives, regulatory approvals, quality, operations and other expense, or expense timing, success and timing of new or improved products, clinical trials, research and development activities, investment imperatives, and any statements of assumptions underlying any of the foregoing. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2017 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events.

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; global economic conditions; changes in currency exchange rates; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the Visian Toric ICL and EVO family of lenses), or to take enforcement action; research and development efforts; potential international trade disputes; the purchasing patterns of our distributors carrying inventory in the market; and the willingness of surgeons and patients to adopt a new or improved product and procedure. The Visian Toric ICL and the Visian ICL with CentraFLOW, now known as EVO Visian ICL, are not approved for sale in the United States.

CONTACT:	Investors & Media

EVC Group

Brian Moore, 310-579-6199

Doug Sherk, 415-652-9100

Consolidated Balance Sheets
(in 000’s)
Unaudited

	June 29, 2018	December 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$21,246	$18,520
Accounts receivable trade, net	26,233	20,035
Inventories, net	14,387	13,674
Prepayments, deposits, and other current assets	5,059	4,207
Total current assets	66,925	56,436
Property, plant, and equipment, net	11,593	9,776
Intangible assets, net	259	271
Goodwill	1,786	1,786
Deferred income taxes	1,139	1,242
Other assets	1,007	967
Total assets	$82,709	$70,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$4,517	$4,438
Accounts payable	7,197	6,033
Obligations under capital leases	1,599	1,278
Allowance for sales returns	2,582	2,546
Other current liabilities	9,038	7,339
Total current liabilities	24,933	21,634
Obligations under capital leases	868	531
Deferred income taxes	585	350
Asset retirement obligations	206	202
Deferred rent	219	172
Pension liability	4,815	4,653
Total liabilities	31,626	27,542

Stockholders’ equity:
Common stock	419	414
Additional paid-in capital	210,488	204,920
Accumulated other comprehensive loss	(989)	(1,150)
Accumulated deficit	(158,835)	(161,248)
Total stockholders’ equity	51,083	42,936
Total liabilities and stockholders’ equity	$82,709	$70,478

Consolidated Statements of Operations
(In 000’s except for per share data)
Unaudited

	Three Months Ended						Six-Months Ended
	% of	June 29,	% of	June 30,	Fav (Unfav)		% of	June 29,	% of	June 30,	Fav (Unfav)
	Sales	2018	Sales	2017	Amount	%	Sales	2018	Sales	2017	Amount	%
Net sales	100.0%	$33,905	100.0%	$21,936	$11,969	54.6%	100.0%	$60,998	100.0%	$42,286	$18,712	44.3%

Cost of sales	25.6%	8,678	29.5%	6,462	(2,216)	-34.3%	26.8%	16,340	28.9%	12,235	(4,105)	-33.6%

Gross profit	74.4%	25,227	70.5%	15,474	9,753	63.0%	73.2%	44,658	71.1%	30,051	14,607	48.6%

Selling, general and administrative expenses:
General and administrative	18.3%	6,196	21.4%	4,685	(1,511)	-32.3%	19.6%	11,967	22.9%	9,664	(2,303)	-23.8%
Marketing and selling	31.4%	10,659	33.5%	7,342	(3,317)	-45.2%	29.7%	18,113	33.1%	13,978	(4,135)	-29.6%
Research and development	15.8%	5,346	21.7%	4,767	(579)	-12.1%	17.6%	10,753	23.2%	9,824	(929)	-9.5%
Total selling, general, and administrative expenses	65.5%	22,201	76.6%	16,794	(5,407)	-32.2%	66.9%	40,833	79.2%	33,466	(7,367)	-22.0%

Operating income (loss)	8.9%	3,026	-6.1%	(1,320)	4,346	329.2%	6.3%	3,825	-8.1%	(3,415)	7,240	212.0%

Other income (expense):
Interest expense, net	-0.1%	(24)	-0.2%	(33)	9	27.3%	-0.1%	(36)	-0.1%	(61)	25	41.0%
Gain (loss) on foreign currency transactions	-1.5%	(520)	1.7%	380	(900)	-236.8%	-0.9%	(597)	0.7%	294	(891)	-303.1%
Royalty income	0.5%	149	0.6%	128	21	16.4%	0.5%	306	0.6%	259	47	18.1%
Other income (expense), net	0.0%	4	0.2%	20	(16)	-80.0%	0.0%	21	0.1%	36	(15)	-41.7%
Total other income (expense), net	-1.1%	(391)	2.3%	495	(886)	-179.0%	-0.5%	(306)	1.3%	528	(834)	-158.0%

Income (loss) before provision for income taxes	7.8%	2,635	-3.8%	(825)	3,460	419.4%	5.8%	3,519	-6.8%	(2,887)	6,406	221.9%

Provision for income taxes	2.4%	805	0.7%	146	(659)	-451.4%	1.8%	1,106	0.7%	287	(819)	-285.4%

Net income (loss)	5.4%	$1,830	-4.5%	$(971)	$2,801	288.5%	4.0%	$2,413	-7.5%	$(3,174)	$5,587	176.0%

Net income (loss) per share - basic		$0.04		$(0.02)				$0.06		$(0.08)
Net income (loss) per share - diluted		$0.04		$(0.02)				$0.06		$(0.08)

Weighted average shares outstanding - basic		41,723		40,933				41,568		40,841
Weighted average shares outstanding - diluted		43,999		40,933				43,654		40,841

Consolidated Statements of Cash Flows

(in 000’s)

Unaudited

	Three Months Ended		Six-Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017

Cash flows from operating activities:
Net income (loss)	$1,830	$(971)	$2,413	$(3,174)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	619	792	1,168	1,548
Amortization of long-lived intangibles	8	56	17	110
Deferred income taxes	266	16	358	9
Change in net pension liability	72	(36)	159	30
Stock-based compensation expense	1,598	868	2,899	1,378
Loss on disposal of property and equipment	-	-	6	-
Provision for sales returns and bad debts	130	(166)	644	66
Inventory provision	247	488	753	789
Changes in working capital:
Accounts receivable	(3,635)	(645)	(6,390)	(21)
Inventories	(1,140)	807	(1,536)	908
Prepayments, deposits and other current assets	(159)	805	(889)	(278)
Accounts payable	(1,082)	(610)	956	(1,767)
Other current liabilities	1,022	(2,075)	1,748	(961)
Net cash provided by (used in) operating activities	(224)	(671)	2,306	(1,363)

Cash flows from investing activities:
Acquisition of property and equipment	(304)	(378)	(1,269)	(624)
Net cash used in investing activities	(304)	(378)	(1,269)	(624)

Cash flows from financing activities:
Repayment of capital lease obligations	(501)	(360)	(881)	(661)
Repurchase of employee common stock for taxes withheld	-	(17)	-	(234)
Proceeds from vested resricted stock and exercise of stock options	1,953	1,366	2,407	1,963
Net cash provided by (used in) financing activities	1,452	989	1,526	1,068

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(449)	(1)	163	359

Increase in cash, cash equivalents and restricted cash	475	(61)	2,726	(560)
Cash, cash equivalents and restricted cash, at beginning of the period	20,892	13,619	18,641	14,118
Cash, cash equivalents and restricted cash, at end of the period	$21,367	$13,558	$21,367	$13,558

Global Sales
(in 000’s)
Unaudited

	Three Months Ended					Six-Months Ended
					% Change					% Change
Sales by Region		June 29, 2018		June 30, 2017	Fav (Unfav)		June 29, 2018		June 30, 2017	Fav (Unfav)
North America	6.7%	$2,275	10.6%	$2,336	-2.6%	7.1%	$4,354	10.9%	$4,594	-5.2%
Europe, Middle East, Africa, Latin America	23.8%	8,064	31.2%	6,836	18.0%	27.2%	16,573	32.1%	13,592	21.9%
Asia Pacific	69.5%	23,566	58.2%	12,764	84.6%	65.7%	40,071	57.0%	24,100	66.3%
Total Sales	100.0%	$33,905	100.0%	$21,936	54.6%	100.0%	$60,998	100.0%	$42,286	44.3%

Core Product Sales
ICLs	80.5%	$27,292	74.4%	$16,317	67.3%	79.4%	$48,450	74.7%	$31,588	53.4%
Other Product Sales
IOLs	12.3%	4,186	20.0%	4,377	-4.4%	13.5%	8,244	21.2%	8,983	-8.2%
Injector Parts and Other	7.2%	2,427	5.6%	1,242	95.4%	7.1%	4,304	4.1%	1,715	151.0%
Total Other Sales	19.5%	6,613	25.6%	5,619	17.7%	20.6%	12,548	25.3%	10,698	17.3%
Total Sales	100.0%	$33,905	100.0%	$21,936	54.6%	100.0%	$60,998	100.0%	$42,286	44.3%

Reconciliation of Non-GAAP Financial Measure
(in 000’s)
Unaudited

	Three Months Ended		Six-Months Ended
	June 29, 2018	June 30, 2017	June 29, 2018	June 30, 2017

Net income (loss) - (as reported)	$1,830	$(971)	$2,413	$(3,174)
Less:
Foreign currency impact	520	(380)	597	(294)
Stock-based compensation expense	1,598	868	2,899	1,378
Quality remediation expense	-	43	-	210
Net income (loss) - (adjusted)	$3,948	$(440)	$5,909	$(1,880)

Net income (loss) per share, basic - (as reported)	$0.04	$(0.02)	$0.06	$(0.08)
Foreign currency impact	0.01	(0.01)	0.01	(0.01)
Stock-based compensation expense	0.04	0.02	0.07	0.03
Quality remediation expense	-	-	-	0.01
Net income (loss) per share, basic - (adjusted)	$0.09	$(0.01)	$0.14	$(0.05)

Net income (loss) per share, diluted - (as reported)	$0.04	$(0.02)	$0.06	$(0.08)
Foreign currency impact	0.01	(0.01)	0.01	(0.01)
Stock-based compensation expense	0.04	0.02	0.07	0.03
Quality remediation expense	-	-	-	0.01
Net income (loss) per share, diluted - (adjusted)	$0.09	$(0.01)	$0.14	$(0.05)

Weighted average shares outstanding - Basic	41,723	40,933	41,568	40,841
Weighted average shares outstanding - Diluted	43,999	40,933	43,654	40,841

Note:  Net income (loss) per share (adjusted), basic and diluted, may not add due to rounding